EXHIBIT 99.1
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750 Route 34, Matawan, NJ 07747

FOR IMMEDIATE RELEASE APRIL 13, 2006
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                   MM2 GROUP TO ACQUIRE NUTRACEUTICAL COMPANY

             GENOTEC NUTRITIONALS TO BECOME WHOLLY-OWNED SUBSIDIARY

MATAWAN, NJ, APRIL 13, 2006 - MM2 Group, Inc. (OTCBB: MMGP) announced today that it will acquire Genotec Nutritionals, Inc., a New York-based manufacturer and distributor of nutritional supplements and vitamins. The transaction, which is subject to due diligence and the usual and customary closing conditions, is expected to close in May.

Genotec Nutritionals currently generates its sales through custom formulations for several large strategic partners and from the distribution of its branded products.

George Kontonotas is the President of Genotec Nutritionals, and has over 25 years experience in the nutraceutical industry. He stated, "We are extremely excited about our merger with MM2. This association will enable us to grow and assume a more significant role in the expanding natural products industry. Our marketing team has the ability to translate our innovative product ideas to branded products very quickly."

Dr. Joseph Freedman, VP of Research and Development of Genotec, is an optometrist by profession and a noted expert and author in the nutraceutical industry. He is responsible for developing many branded nutritional products, including Genotec's Cata-Vita, the first ocular dietary supplement for the prevention of cataracts and macular degeneration.

Dr. Freedman stated, "We have a large pipeline of products to bring to market. MM2's financing capabilities will enable us to do this. Among the first products to be introduced will be a unique diet aid, a gum that takes away a person's ability to taste sweets for about 30 minutes. Since sweets now taste bad for a period of time, a person can resist their craving for sweets."

Mark Meller, CEO of MM2, remarked, "The dietary supplement and nutraceutical industries are rapidly growing. They are also highly fragmented, with hundreds of small companies which have good products but inadequate distribution and/or financing. We

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expect to be in a position to acquire a number of these companies over the next year, and are excited about the prospects of building a very large company."

Jerry Mahoney, Chairman of MM2, stated, "We are committed to expanding Genotec, sustaining their product development, and assisting Genotec in offering an expanded range of services."

About MM2 Group, Inc.
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MM2 Group is involved in the acquisition and build-out of dietary supplement and nutraceutical companies. The company's growth strategy is to acquire firms in this extensive and expanding but highly fragmented segment as it seeks to create substantial value for shareholders. For more information, contact MM2 Group CEO Mark Meller at (732) 239-0092 or by e-mail at meller@mm2group.net or Jerry Mahoney at jerrym@mm2group.net.


THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED," AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE
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PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS
CAUTIONARY LANGUAGE.